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                                                                    EXHIBIT 3(c)


                     LIFE MARKETING GENERAL AGENT CONTRACT

                                     BETWEEN

    THE TRAVELERS INSURANCE COMPANY, Hartford, Connecticut (we, us, our), and




of                                                         (you, your)

For the considerations hereinafter expressed, it is mutually agreed that your authority to act as our General Agent is granted by us and accepted by you upon the following limitations, terms, provisions and conditions:

1. This contract shall become effective on ________________, covering those non-variable life insurance and annuity policies issued by our Financial Services Department and shown on the attached schedules.

2. You are authorized to solicit applications covering such classes of risks as we may from time to time authorize to be solicited. You are authorized, subject to our instructions, to collect first or single premiums with an application and any other premiums we may ask you to collect. You shall submit completed application and remit premiums promptly as instructed by our procedures.

3. In our sole discretion, we will select and price each policy form that you may sell and we may reject any application.

4. In our sole discretion, we will appoint agents and brokers nominated by you. Contracts may be made directly between such agents and brokers and us on forms we supply. All commissions provided for in such contracts shall be your obligation and deductible from the commissions we pay to you under this contract.

5. You have no authority for or on behalf of us: to accept risks of any kind; to make, alter, vary or discharge any policy; to extend the time for payment of premiums; to waive or extend any policy obligation or condition; to take payment of premiums other than in current funds; to incur any liability or expense in our behalf; to deliver any policy unless the applicant therefor is at the time of delivery in good health and insurable condition; or to receive any money due or to become due to us except as set forth in paragraph 2.

6. We will pay you as full compensation on premiums paid to us on policies issued on applications obtained by or through you while this contract is in effect, the commissions and allowances described in Parts 1, 2, 3 and 4. Your right to

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         compensation shall be subject to the limitations of this contract, its written amendments and the Schedules issued by us from time to time for attachment to it.

         If there is more than one contract between you and us that quotes commissions on the same policy form we will pay commission under only one such contract. We, as a condition precedent to any obligation for payment hereunder, have a right to reduce or set-off any compensation payable under this contract because of any indebtedness to us.

PART 1

COMMISSIONS ON PREMIUMS FOR THE FIRST YEAR OF INSURANCE:

  See Schedule A.

PART 2

COMMISSIONS ON RENEWAL PREMIUMS:

  See Schedule B.

PART 3

RENEWAL COMPENSATION (OVERRIDE) IN EVENT OF TERMINATION OF CONTRACT:

At termination, the renewal override, as shown in Schedule B, shall be payable to you, your executors, administrators or assigns. But in no event will such override be paid beyond the tenth year of insurance.

PART 4

ALLOWANCES DURING CONTINUANCE OF THIS CONTRACT:

  See Schedule C.

7. At any time, by written notice to you, we may change the allowances under this contract, and may change the compensation allowed as to policies effective on and after the effective date of such change.

8. We will pay commissions and allowances on premiums paid for additional benefits or increases in benefits of any kind at the same rate as is being allowed at the time of addition, or increase for the premiums of the policies to which they are added. We will not pay compensation: on premiums for a policy which is a conversion of Employee Special Protection Plan, Employee Life Insurance-Plan 1 or group life


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         insurance; on extra premiums for a policy which are charged due to temporary flat substandard rating because of physical impairments; or on premiums of a policy which are waived under any provision of such policy.

         On policies issued with Table 7 or above rates we will pay a modified commission for the first year of insurance in accordance with our rules.

9. If you convert one of our term policies to a different form, we will pay compensation in accordance with our rules applying to such policies at the time of conversion.

10. Where, in our judgment, a policy replaces a policy previously issued by us on the same policyholder (other than as a term conversion), the commission payable for the first year of insurance on the new policy will be adjusted in accordance with our procedures in effect at the time of such replacement.

11. Compensation on all universal life policies which would otherwise be payable, will not be paid on remittances received for policies following a partial withdrawal until the sum of such remittances equals the amount of the withdrawal at which time we will pay compensation on subsequent remittances.

12. While recognizing the opportunity for flexibility in policyholder service options inherent to universal life forms of insurance, evidence of manipulation by you of universal life policies, contributions, loans, surrenders or replacements, not deemed by us to be in the best interest of the policyholder or us shall cause divestiture of your right to continuing compensation and termination of this contract.

13. If we return the premiums on a policy or any portion of such premiums for any cause, you will refund to us on demand, the amount of compensation you received on such returned premiums.

14. No assignment of compensation payable under this contract shall be binding upon us without our written consent.

15. You shall not pay or allow, or offer to pay or allow, as an inducement to any person to insure, any rebate of premium or any inducement whatever not specified in the policy, nor will you make any misrepresentation or incomplete comparison for the purpose of inducing a policyholder in any other company to lapse, forfeit, or surrender insurance therein, nor will you cause any advertisement respecting us to be published or broadcast in any form whatever without first obtaining our written consent.

16. Nothing in this contract will be construed to imply that an employment relationship exists between you and us. Acceptance of compensation under this contract will constitute ratification by you of your status as an independent contractor. You will

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         not be treated as an employee for federal tax purposes and you are responsible for paying your own estimated income and self-employment tax.

17. This contract cancels all previous contracts or agreements whether oral or written between you and us covering the lines of insurance referred to in this contract and may be terminated by either party at any time by giving to the other party seven days notice in writing to that effect.



IN WITNESS WHEREOF, the parties hereto have signed this contract in duplicate.



                               THE TRAVELERS INSURANCE COMPANY





                                       Senior Vice President
                                  Financial Services Department




________________________________
General Agent (Firm Name)

By______________________________

Title_____________________________

Date_____________________________




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                         THE TRAVELERS INSURANCE COMPANY
                   LIFE MARKETING GENERAL AGENT CONTRACT (LGA)
                                   SCHEDULE A

Commissions on Premiums Payable for the First Year of Insurance:


------------------------------------------------------------------------------------------------------
                                              COMMISSIONS AS A             OVERRIDE AS A
FORM OF POLICY                              PERCENT OF PREMIUM         PERCENT OF PREMIUM        TOTAL
------------------------------------------------------------------------------------------------------
UNIVERSAL LIFE-NEW PREMIUM
     VIP Classic (CLASUL/CLASU2)                     50                         5                   55
   * Travelers Universal Life (TUL91)                50                         5                   55
      Travelers Pension Universal Life '88 (ULQP88)  50                         5                   55
   * Travelers Survivorship Life II (TSL II)         50                         5                   55
   * Travelers First Life Contract (TFTD)            50                         5                   55

For VIP Classic New premium is equal to the lesser of the Selected Annual Premium minus riders and benefits or the maximum amount quoted in the table of commissionable premiums.

* Annual Renewable Term Riders/Insured Term Insurance Riders will pay new commissions equal to 40% of first year premium for the rider.

--------------------------------------------------------------------------------

UNIVERSAL LIFE-INCREASES IN STATED AMOUNT

Commissions on increases in stated amount are based on the additional premium amount for the increase in coverage at the original issue age of the insured as of the date of the increase.

For Travelers Pension Universal Life '88 increases in stated amount generate commissions based on the table of commissionable premiums. The Company will pay new commissions on increases in stated amount when new money is paid into the policy. If the Company determines that the increase is prefunded, new commissions will be paid even if no further premium is paid.

Commissions on Excess Premiums Payable for the First Year of Insurance:

------------------------------------------------------------------------------------------------------
                                              COMMISSIONS AS A             OVERRIDE AS A
FORM OF POLICY                              PERCENT OF PREMIUM         PERCENT OF PREMIUM        TOTAL
------------------------------------------------------------------------------------------------------
UNIVERSAL LIFE-EXCESS PREMIUMS

       VIP Classic (CLASUL/CLASU2)                   5                          4.0                9.0
       All Other Forms                               4                          2.5                6.5

Excess premium for Travelers Universal Life is the premium credited during the first policy year which is in excess of the New premium and includes premium required in the low band ($25,000-599,999) for the flat load.

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
------------------------------------------------------------------------------------------------------
                                              COMMISSIONS AS A             OVERRIDE AS A
FORM OF POLICY                              PERCENT OF PREMIUM         PERCENT OF PREMIUM        TOTAL
------------------------------------------------------------------------------------------------------
PERMANENT INSURANCE

    Presidential Whole Life (PWL88)                  50                5                           55

    Travelers Interest Sensitive Whole Life (CAWL)   50                5                           55

                  Life Pay                           50                5                           55
                  40 Pay                             50                5                           55
                  30 Pay                             50                5                           55
                  20 Pay                             45                5                           50
                  15 Pay                             40                5                           45
                  10 Pay                             35                5                           40


TERM INSURANCE
      * Annual Renewable Term to 75 (YRT75)          40                5                           45

        Yearly Renewable Term for 10 Years           40                5                           45

      * 10 Year level Term (10LT)                    40                5                           45

      * Special T Term (APT)                         40                5                           45

      * APT, YRT75 and 10LT policy fees are not commissionable

On all other forms as quoted by the Company.


Under the provisions of this Contract, the first-year premiums on policies written by Agents and Brokers of the General Agent, who are beneficial owners of the General Agency, are eligible for the first-year overriding commission provided the total combined production of the beneficial owners of the General Agency does not exceed 50% of the total General Agency production according to the Company's records for such calendar year. In the event the production of such beneficial owners exceeds 50% of the total General Agency production, first-year overriding commissions will be reduced by one percentum for each one-tenth or a fraction thereof of such total business by which such business obtained personally by such principals exceeds one-half of such total business.

This schedule of first-year commissions and overrides applies to policies effective on or after and should be filed with the Life Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.


                         THE TRAVELERS INSURANCE COMPANY


                              Senior Vice President
                          Financial Services Department



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                         THE TRAVELERS INSURANCE COMPANY
                   LIFE MARKETING GENERAL AGENT CONTRACT (LGA)
                                   SCHEDULE B


Commissions on Premiums Payable After the First Year of Insurance:


---------------------------------------------------------------------------------------------------------
                                                               COMMISSIONS AS A           OVERRIDE AS A
FORM OF POLICY                         INSURANCE YEAR         PERCENT OF PREMIUM       PERCENT OF PREMIUM
---------------------------------------------------------------------------------------------------------
Universal Life
  VIP Classic (CLASUL/CLASU2)                 2-10                     5                        4.0
                                             11-15                     -                        2.0

 All Other Forms                              2-10                     4                        2.5
                                             11-15                     -                        2.0
---------------------------------------------------------------------------------------------------------


Whole Life
  Presidential Whole Life (PWL88)             2-10                     4                        2.5
                                             11-15                     -                        2.0

  Travelers Interest Sensitive Whole         2-10                      4                        2.5
                  Life (CAWL)               11-15                      -                        2.0
---------------------------------------------------------------------------------------------------------

Term Life
  Annual Renewable Term to 75 (YRT75)         2-10                    4                         2.5
                                             11-15                    -                         2.0

  10 Year Level Term (10 LT)                  2-10                    4                         2.5
                                             11-15                    -                         2.0

  Special T (APT)                             2-10                    2                         2.0
                                             11-15                    -                         2.0

  Yearly Renewable Term for 10 Years          2-10                    4                         2.5
                   (YRT10)

  On all other forms as quoted by the Company
---------------------------------------------------------------------------------------------------------


This schedule applies to policies effective on or after            and should be
filed with the Life Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.



                                     THE TRAVELERS INSURANCE COMPANY


                                               Vice President
                                       Financial Services Department


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                         THE TRAVELERS INSURANCE COMPANY
                   LIFE MARKETING GENERAL AGENT CONTRACT (LGA)
                                   ALLOWANCES

                                   SCHEDULE C

                                 LIFE ALLOWANCES

UL PRODUCT: Universal Life policy forms as noted in Schedule A of this Life Marketing General Agent Contract.

TERM PRODUCTS: Term policy forms as noted in Schedule A of this Life Marketing General Agent Contract.

TIC NEW PREMIUM: New premium as defined by Addendum I of this Contract produced by the Life Marketing General Agent in The Travelers Insurance Company (TIC).

LIFE NEW PREMIUM: The sum of all New premium credited for the Life Marketing General Agent within a calendar year. New premium is defined by Addendum I of this Contract produced by the Life Marketing General Agent for all products noted in Schedule A of contracts for both The Travelers Insurance Company and The Travelers Life and Annuity Company.

GENERAL AGENT ALLOWANCE: A percentage of Life New Premium earned by the Life Marketing General Agent. This percentage may vary by form of policy and is applied to TIC New premium. The amount paid will be in accordance with the thresholds established in the schedule below.

                           Percent of TIC New Premium

                                                               Total Compensation on New TIC
Life New Premium             General Agent Allowance              Premium (Schedules A + C)
Threshold                UL Products            Term Products            UL      Term
---------                -----------            -------------            --      ----
$0-124,999                 31                         25                 86       70
$125,000-249,999           41                         30                 96       75
$250,000-699,999           41                         35                 96       80
$700,000-999,999           41                         40                 96       85
$1,000,000 +               41                         45                 96       90

                               ANNUITY ALLOWANCES

In addition to the commissions paid under the Life Producer Contract, an allowance equal to 1% of single premiums on the T-Flex, Group Choice and Single Premium Immediate Annuities will be paid to the Life Marketing General Agent.

The Company in its sole discretion and only during the continuance of your contract as Life Marketing General Agent, will subject to the maximums imposed by law or regulation, pay the allowances indicated in this schedule.

This schedule is effective on or after         and should be filed with the Life
Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.



                                         THE TRAVELERS INSURANCE COMPANY

                                                Senior Vice President
                                             Financial Services Department

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                             Travelers Life Contract

                                   Addendum I


As used in all Travelers Agent Life Contracts:


         1. "FLEXIBLE PREMIUM" policy means a policy under which the policyholder can unilaterally vary the amount or timing of premium.

         2. "NEW" premium is the premium paid in the first year of the Flexible Premium policy that is commissioned at the first year rate. Increases in coverage after policy issue may also generate New premium. For Term contracts, New premium is the premium required to be paid in the first year. Certain Term contracts may have non-commissionable policy fees in the first year.

         3. "EXCESS" premium is the premium credited to a Flexible Premium policy in the first year that is greater than New premium.

         4. "RENEWAL" premium is the premium credited to a Flexible Premium policy in all years following the first year with the exception of that portion of Renewal premium designated by the Company, in its sole discretion, as an increase.


         If, in the opinion of the Company, any payment, or credit or the acceptance of premium would cause or contribute to the Company's violation or the exceeding of limits of state or federal law applicable to insurance companies or life insurance contracts including, but not limited to the Internal Revenue Code of 1986 as amended, the Company reserves the right, in its sole discretion, to reduce, postpone, cancel or otherwise fail to pay or credit any commission, benefit, consideration or right created hereunder, all without further liability to the agent or the agent's heirs, assigns, successors or administrators.


                                                 Senior Vice President
                                                 Financial Services Department

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